Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

SUPERIOR ENERGY SERVICES RECEIVES NOTICE FROM NYSE

REGARDING CONTINUED LISTING STANDARD

Houston, September 17, 2020 – Superior Energy Services, Inc. (the “Company”) today announced that the Company was notified by the New York Stock Exchange (“NYSE”) of its determination to commence proceedings to delist and suspend trading of the Company’s common stock due to failure to meet the NYSE’s $15 million, 30-trading day average market capitalization standard. The Company anticipates that, effective September 18, 2020, its common stock will commence trading on the OTCQX Market under the symbol “SPNX”. The Company’s transition to the OTCQX Market is not expected to affect the Company’s business operations.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s business operations, financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K, the Company’s Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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